Exhibit 4.3
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PROLOGIS
3.25% Convertible Senior Notes due 2015

No. 1	$460,000,000
CUSIP No. 743410 AY8
          PROLOGIS, a real estate investment trust organized and existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of four hundred and sixty million dollars ($460,000,000) or such other principal amount as shall be set forth on the Schedule I hereto on March 15, 2015.
          This Security shall bear interest at the rate of 3.25% per year from March 16, 2010, or from the most recent date to which interest had been paid or provided. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2010, to Holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest payable on each Interest Payment Date shall equal the amount of interest accrued from, and including the immediately preceding Interest Payment Date (or from and including March 16, 2010, if no interest has been paid hereon) to but excluding such Interest Payment Date.
          Payment of the principal and interest, on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States; provided further, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $1,000,000, at the application of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) not later than the applicable record date.
          Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into Common Shares of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed therein.
          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

PROLOGIS
By:	/s/ Phillip D. Joseph, Jr.
	Name:	Phillip D. Joseph, Jr.
	Title:	Senior Vice President

Attest
By:	/s/ David Grawemeyer
	Name:	David Grawemeyer
	Title:	Assistant Secretary

Dated: March 16, 2010
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as successor trustee
By:	/s/ U.S. Bank National Association
Authorized Officer

Schedule I
PROLOGIS
3.25% Convertible Senior Notes due 2015
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 3.25% Convertible Senior Notes due 2015 (herein called the “Securities”), issued under and pursuant to an Indenture dated as of March 1, 1995, as supplemented with respect to the Securities by the Second Supplemental Indenture, dated as of November 2, 2005, the Ninth Supplemental Indenture, dated as of October 1, 2009 and the Tenth Supplemental Indenture, dated as of March 16, 2010 (as so supplemented, herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Securities may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Prior to March 15, 2015, the Company may not redeem the Securities except to preserve the Company’s status as a real estate investment trust as described in Section 3.01 of the Tenth Supplemental Indenture. Any such redemption shall be upon at least 30 days’ and no more than 60 days’ notice to Holders of the Securities.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in other circumstances, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 6.02 of the Tenth Supplemental Indenture, without the consent of each Holder of an Outstanding Security affected thereby. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities, the Holders of a majority in principal amount of the Securities at the time Outstanding

Schedule I
may on behalf of the Holders of all of the Securities waive any past default or Event of Default under the Indenture and its consequences except as provided in the Indenture. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest on this Security at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Securities, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.
     The Securities are not subject to redemption through the operation of any sinking fund. Section 1004, Section 1006, Section 1007 and Section 1011 of the Indenture shall not apply to the Securities.
     Upon the occurrence of a Fundamental Change (other than a Termination of Trading), the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the twentieth day after the occurrence of any Fundamental Change.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the Trading Day immediately preceding the Maturity Date, to convert any Securities or portion thereof which is $1,000 or an integral multiple thereof, into Common Shares at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Notice of Conversion, a form of which is attached to this Security, as provided in the Indenture and this Security, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York or elsewhere as provided in the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate is 57.8503 shares for each $1,000 principal amount of Securities. No fractional

Schedule I
Common Shares will be issued upon any conversion, but an adjustment in cash will be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Security or Securities for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Security except as provided in the Indenture.
     Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the Borough of Manhattan, City of New York, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Security.
     No recourse for the payment of the principal of, or accrued and unpaid interest on, this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, trustee, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Security and defined in the Indenture are used herein as therein defined.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

PROLOGIS
3.25% Convertible Senior Notes due 2015
     No.

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian

FORM OF CONVERSION NOTICE
To: PROLOGIS
     The undersigned registered owner of this Security hereby exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into Common Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion together with any check in payment of the cash in respect of fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Shares are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $ ,000

Social Security or Other Taxpayer Identification Number

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
     To: PROLOGIS
     The undersigned registered owner of this Security hereby acknowledges receipt of a notice from ProLogis (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, to the registered holder hereof.

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $ ,000 NOTICE:
The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

FORM OF ASSIGNMENT AND TRANSFER
     For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                           (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, if Common Shares are to be issued, or Securities to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, the option to elect repurchase upon a Fundamental Change or the assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.